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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                Date of Report (Date of earliest event reported):
                                 January 9, 2002
                                 ---------------


                        LORAL SPACE & COMMUNICATIONS LTD.
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

Islands of Bermuda                   1-14180                        13-3867424
--------------------------------------------------------------------------------
  State or other                  (Commission                     (IRS Employer
 jurisdiction of                  File Number)                    Identification
  incorporation)                                                      Number


                         c/o Loral SpaceCom Corporation
                   600 Third Avenue, New York, New York 10016
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)


               Registrant's telephone number, including area code:
                                 (212) 697-1105
                                 --------------

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Item 5. Other Events.
        -------------

         On January 9, 2002, the United States Department of State, Loral Space & Communications Ltd. ("Loral"), and Space Systems/Loral, Inc. ("SS/L") entered into a Consent Agreement (the "Consent Agreement") settling and disposing of all civil charges, penalties and sanctions associated with alleged violations by SS/L of the Arms Export Control Act and its implementing regulations. The conduct that gave rise to the alleged violations occurred in connection with the participation of SS/L employees on an independent review committee ("IRC") formed in the wake of a 1996 crash of a Long March rocket in China, the purpose of which was to consider whether studies of the crash made by the Chinese had correctly identified the cause of the failure. SS/L and Loral neither admit nor deny the allegations that gave rise to the Consent Agreement.

         Loral and SS/L have also been informed that the Justice Department has terminated its investigation of SS/L relating to this matter and has declined to pursue the matter further.

         The Consent Agreement provides that SS/L will pay the State Department a civil penalty totaling $14 million over seven years, the cost of which (approximately $0.04 per share) will be reflected in Loral's 2001 fourth quarter results. Of this $14 million, $2.2 million is to be paid within ten days of the date of the administrative order implementing the Consent Agreement and the remaining $11.8 million is to be paid in equal annual installments of $1,685,714 on the first through seventh anniversaries of the administrative order implementing the Consent Agreement. The Consent Agreement also assesses an additional civil penalty of $6 million, which is suspended on the condition that Loral and SS/L apply this amount over the next seven years (subject to the following sentence) for the purpose of defraying a portion of the costs associated with implementing certain export control compliance measures. The Consent Agreement further provides that $2 million which has already been expended by SS/L in enhanced export control compliance measures is to be credited against the $6 million additional penalty.

         The Consent Agreement also provides for implementation at SS/L over the next four years of a strengthened export control compliance program, including the appointment of a Special Compliance Official and other compliance measures. In light of these compliance efforts, the Consent Agreement also provides that the State Department has determined that a prospective debarment of SS/L is not appropriate.

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         With regard to obtaining the approvals required for the launch of
ChinaSat 8 and Apstar V, the Consent Agreement provides that Loral and SS/L acknowledge that there is no understanding expressed or implied through the Consent Agreement with respect to a final decision by the Department of State concerning their interest in the approval of export licenses or other U.S. Government authorizations necessary to export the ChinaSat 8 or Apstar V spacecraft. The Consent Agreement also provides that the State Department agrees, assuming Loral's and SS/L's faithful adherence to the terms of the Consent Agreement, and the Act and its implementing regulations, that decisions concerning export licenses for the ChinaSat 8 and Apstar V spacecraft will be made on the basis of the security and foreign policy interests of the United States, including matters relating to U.S. relations with the People's Republic of China, without reference to the State Department's previously expressed concerns regarding SS/L's reliability, which concerns are considered to be appropriately mitigated through the operation of various provisions of the Consent Agreement. Discussions between SS/L and the State Department regarding SS/L's obtaining the approvals required for the launch of ChinaSat 8 and Apstar V are continuing.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
        -------------------------------------------------------------------

        (c) Exhibits.

Exhibit 10.1 Consent Agreement among the United States Department of State, Loral Space & Communications Ltd. and Space Systems/Loral, Inc. dated January 9, 2002

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   Loral Space & Communications Ltd.


                                   By: /s/ Avi Katz
                                   -----------------------------------
                                   Name:  Avi Katz
                                   Title: Vice President and Secretary

Date: January 9, 2002

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                                  EXHIBIT INDEX
                                  -------------


Exhibit              Description
-------              -----------
Exhibit 10.1         Consent Agreement among the United States Department of
                     State, Loral Space & Communications Ltd. and Space
                     Systems/Loral, Inc. dated January 9, 2002